  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1994
                                                REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                DEERE & COMPANY
             (Exact name of Registrant as specified in its charter)
                           --------------------------

          DELAWARE                     36-2382580
(State or other jurisdiction        (I.R.S. employer
             of                  identification number)
      incorporation or
       organization)

                                JOHN DEERE ROAD
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-8000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               FRANK S. COTTRELL
                                DEERE & COMPANY
                                JOHN DEERE ROAD
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-4675

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                JONATHAN JEWETT                                HOWARD G. GODWIN, JR.
              SHEARMAN & STERLING                                   BROWN & WOOD
              599 LEXINGTON AVENUE                             ONE WORLD TRADE CENTER
            NEW YORK, NEW YORK 10022                          NEW YORK, NEW YORK 10048

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                     AMOUNT TO          OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                BE REGISTERED          PER UNIT*        OFFERING PRICE*     REGISTRATION FEE
Debt securities..................................                               100%
                                                      $276,058,000**                            $276,058,000          $95,193
Warrants to purchase debt securities.............                               100%

*    Estimated for the purpose of computing the registration fee.
** Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial public offering price of up to $276,058,000.

                         ------------------------------

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 33-39006 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON FEBRUARY 21, 1991. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-39006, AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 16, 1994

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE   , 1994)

                               U.S. $500,000,000
                                DEERE & COMPANY
                          MEDIUM-TERM NOTES, SERIES C
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                              -------------------

    Deere & Company (the "Company") may offer from time to time its Medium-Term Notes, Series C (the "Notes") at an aggregate initial offering price of up to U.S. $500,000,000, or the equivalent in one or more Currencies, subject to reduction as a result of the sale of other Debt Securities (including the sale of Debt Securities having substantially similar terms to the Notes outside the United States or the sale of Debt Securities pursuant to another prospectus supplement) or Debt Warrants. Unless otherwise specified in the applicable pricing supplement, the Notes will bear interest at either fixed or floating rates or a combination thereof and will have a Maturity Date from 9 months to 30 years from the date of issue. The principal amount, Currency of denomination, Maturity Date, redemption and repayment provisions, if any, and price to public of a Note, together with the interest rate or the interest rate basis, as adjusted by any Spread, Spread Multiplier or other formula, as the case may be, will be established by the Company and set forth in the applicable pricing supplement.

    Interest on each Fixed Rate Note will be payable on March 15 and September 15 of each year, unless otherwise specified in the applicable pricing supplement, and on the date of Maturity. Interest on each Floating Rate Note will be payable on the dates set forth in the applicable pricing supplement and on the date of Maturity.

    The Notes may be issued as Senior Securities or Subordinated Securities. Subordinated Securities will be subordinated to all Senior Indebtedness of the Company. See "Description of Debt Securities -- Subordinated Indenture Provisions" in the accompanying prospectus.

    Each Note will be represented by a Global Note registered in the name of a nominee of The Depository Trust Company unless otherwise specified in the applicable pricing supplement. A beneficial interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. A beneficial interest in a Global Note may be exchanged for Notes in definitive form only under the limited circumstances described herein. See "Description of Notes -- General" herein and "Description of Debt Securities -- Provisions Applicable to Both the Senior and Subordinated Indentures -- Book-Entry Debt Securities" in the accompanying prospectus.
                            ------------------------

THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION
   PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS SUPPLEMENT,
    ANY   PRICING    SUPPLEMENT    HERETO    OR    THE    PROSPECTUS.    ANY
     REPRESENTATION    TO   THE    CONTRARY   IS    A   CRIMINAL   OFFENSE.

                                 PRICE TO                AGENTS' DISCOUNTS                    PROCEEDS TO THE
                                PUBLIC (1)              AND COMMISSIONS (2)                    COMPANY (2)(3)
Per Note...............            100%                     .125%--.675%                      99.875%--99.325%
Total (4)..............        $500,000,000             $625,000--$3,375,000             $499,375,000--$496,625,000

(1) Unless otherwise specified in the applicable pricing supplement, each Note will be issued at 100% of its principal amount.
(2) The Company will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Goldman, Sachs & Co. (each, an "Agent"), in the form of a discount or otherwise, ranging from .125% to .675% of the price to public of any Senior Note sold through either of them as Agent depending upon the maturity of such Senior Note. The schedule of commissions payable in connection with sales of Senior Notes will also apply to sales of Subordinated Notes unless otherwise agreed to by the Company and the Agents. The Company also may sell the Notes to an Agent, as principal, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. None of the proceeds from such resale of Notes will be received by the Company. Unless otherwise specified in the applicable pricing supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the price to the public of such Note less a percentage of such price equal to the commission applicable to an agency sale of a Note of identical maturity and rank.
(3)  Before deduction of estimated expenses of $490,000.
(4)  Or the equivalent thereof in one or more Currencies.

                            ------------------------

    The Notes are being offered on a continuing basis by the Company through the Agents, who have agreed to use their best efforts to solicit purchases of such Notes, and also may be sold to an Agent or other person, as principal, for resale. The Company reserves the right to sell the Notes directly to investors on its own behalf. The Notes may be sold at the price to the public set forth above to dealers who later resell such Notes to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the applicable Agent, if it solicited such offer, may reject any offer in whole or in part.

                            ------------------------
MERRILL LYNCH & CO.                                         GOLDMAN, SACHS & CO.
                                  ------------

            The date of this prospectus supplement is June   , 1994.

    IN CONNECTION WITH THE DISTRIBUTION OF THE NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              DESCRIPTION OF NOTES

    The following description of the particular terms of the Notes offered hereby should be read in conjunction with, supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debt Securities set forth under the heading "Description of Debt Securities" in the accompanying prospectus. The following description will apply to each Note unless otherwise specified in the applicable pricing supplement. Capitalized terms used herein without further definition have the meanings ascribed thereto in the accompanying prospectus or in the Indentures.

    The following summaries of certain provisions of the Indentures do not purport to be complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms.

CERTAIN DEFINED TERMS

    Unless otherwise specified in the applicable pricing supplement, as used herein, the following terms will have the meanings ascribed thereto below:

    "Business Day": with respect to any Note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York; PROVIDED that, with respect to Notes denominated in or indexed to a Currency other than U.S. dollars, such day is also not a day on which banking institutions are generally authorized or obligated by law or executive order to close in the city which is the principal financial center of the country or countries of such Currency (or, in the case of Notes denominated in or indexed to ECU, Brussels); and PROVIDED FURTHER that, with respect to LIBOR Notes, such day is also a London Banking Day.

    "ECU": European Currency Units.

    "Exchange Rate Agent": the agent of the Company specified as such in an applicable pricing supplement.

    "Fixed Rate Note": a Note that bears interest at a fixed rate, as more fully described herein.

    "Floating Rate Note": a Note that bears interest at a floating rate, as more fully described herein.

    "Foreign Currency Note": any Note denominated or payable in one or more Currencies other than the U.S. dollar.

    "Indexed Note": a Note as to which all or certain interest payments and/or the principal (and premium, if any) payable at Maturity are determined by reference to prices, changes in prices, or differences between prices, of securities, Currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are specified in the applicable pricing supplement.

    "Interest Payment Date": each date on which interest is payable on a Note.

    "LIBOR": London interbank offered rate for deposits in a specific Currency, calculated as provided herein or as provided in the applicable pricing supplement.

    "London Banking Day": any day on which dealings in deposits in a specific Currency are transacted in the London interbank market.

    "Maturity": the date on which the principal of a Note or an installment thereof becomes due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption, exercise of an option for repayment or otherwise.

    "Maturity Date": the date on which a Note will mature, as specified in the applicable pricing supplement.

    "Original Issue Discount Note": a Note, including any zero-coupon note, that is issued at an issue price lower than the principal amount thereof and that provides that upon acceleration of the Maturity thereof an amount less than the principal amount thereof shall become due and payable.

    "Senior Note": a Note issued under the Senior Indenture.

    "Specified Currency": the Currency in which a Note is denominated.

    "Subordinated Note": a Note issued under the Subordinated Indenture.

    "U.S. $", "$" and "U.S. dollar": the lawful currency of the United States.

GENERAL

    Unless otherwise specified in the applicable pricing supplement, the Notes will have the following terms and provisions.

    The Notes will be offered on a continuous basis and may be issued as Senior Notes or Subordinated Notes.

    The Notes offered by this prospectus supplement will be limited to an aggregate initial offering price of U.S. $500,000,000, or the equivalent thereof in one or more Specified Currencies other than U.S. dollars, less an amount equal to the aggregate principal face amount of any other Debt Securities issued at their principal face amount, the aggregate issue price rather than the principal face amount of any other Debt Securities issued at original issue discount, the aggregate issue price of any Debt Warrants and the aggregate exercise price of any Debt Securities issuable upon exercise of Debt Warrants, in any such case that are covered by the registration statement of which this prospectus supplement is a part and are sold by the Company. The U.S. dollar equivalent of Notes denominated in a Specified Currency other than U.S. dollars will be determined on the applicable trade date by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York, for such Currency on the applicable trade date.

    The Medium-Term Notes, Series C issued under the Senior Indenture, of which the Senior Notes offered by this prospectus supplement will form a part, constitute one series of Indenture Securities, unlimited as to principal amount, established by the Company pursuant to the Senior Indenture. At the date of this prospectus supplement, no Medium-Term Notes, Series C were outstanding under the Senior Indenture.

    The Medium-Term Notes, Series C issued under the Subordinated Indenture, of which the Subordinated Notes offered by this prospectus supplement will form a part, constitute one series of Indenture Securities, unlimited as to principal amount, established by the Company, pursuant to the Subordinated Indenture. At the date of this prospectus supplement, no Medium-Term Notes, Series C, were outstanding under the Subordinated Indenture.

    The Notes will be direct unsecured obligations of the Company. The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Notes will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Description of Debt Securities -- Subordinated Indenture Provisions" in the accompanying prospectus. At April 30, 1994, total consolidated Senior Indebtedness and Subordinated Indebtedness of the Company were $4.6 billion and $301 million, respectively. At that date, John Deere Capital Corporation, a wholly-owned subsidiary of the Company, had total senior indebtedness and subordinated indebtedness of $2.9 billion and $300 million, respectively.

    The defeasance and covenant defeasance provisions of the Indentures described under "Description of Debt Securities -- Provisions Applicable to Both the Senior and Subordinated Indentures" in the accompanying prospectus will apply to the Notes, with only such modifications thereto respecting any particular issuance of Notes as shall be set forth in the applicable pricing supplement.

    The Notes will be denominated in U.S. dollars and payments of principal of (and premium, if any) and interest, if any, on the Notes will be made in U.S. dollars unless the pricing supplement indicates otherwise.

For information regarding Foreign Currency Notes see "Special Provisions Relating To Foreign Currency Notes", "Important Currency Exchange Information" and "Foreign Currency Risks". Payment of the purchase price of the Notes must be made in immediately available funds.

    A Note may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that is a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, all as specified in the applicable pricing supplement.

    The Notes also may be issued (a) as Currency Indexed Notes (as defined below), the principal amount of which payable on the date of Maturity, and/or the interest on which payable on each Interest Payment Date and on the date of Maturity, will be determined by reference to the rate of exchange between the Specified Currency and another Currency (the "Indexed Currency") set forth in the applicable pricing supplement or (b) as other Indexed Notes the principal amount of which payable on the date of Maturity, and/or the interest on which payable on each Interest Payment Date and on the date of Maturity, will be determined by reference to prices, changes in prices, or differences between prices, of securities, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are specified in the applicable pricing supplement. See "Currency Indexed Notes" and "Other Indexed Notes and Certain Terms Applicable to All Indexed Notes".

    Each Note will be issued in fully registered form and will be represented by either one or more Global Securities ("Global Notes") registered in the name of a nominee of DTC or another depository (DTC or such other depository as is specified in the applicable pricing supplement is herein referred to as the "Depository"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable pricing supplement. A single Global Note will represent all Notes issued on the same day and having the same terms, including, but not limited to, rank, Interest Payment Dates, interest rate or formula, Maturity Date and redemption and repayment provisions, if any; PROVIDED that one Global Note will be issued with respect to each $150 million principal amount of such Notes and an additional Global Note will be issued with respect to any remaining principal amount of such Notes. A beneficial interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. See "Description of Debt Securities -- Provisions Applicable to Both Senior and Subordinated Indentures" in the accompanying prospectus for a description of the Depository's procedures with respect to Book-Entry Debt Securities. Except as set forth under "Description of Debt Securities -- Provisions Applicable to Both Senior and Subordinated Indentures" in the accompanying prospectus, Global Notes will not be issuable in certificated form.

    The authorized denominations of Notes denominated in U.S. dollars will be $1,000 and any integral multiple thereof. The authorized denominations of Foreign Currency Notes will be set forth in the applicable pricing supplement.

    Payments of principal of (and premium, if any) and interest, if any, on Notes represented by a Global Note will be made to the Depository in accordance with arrangements then in effect between the applicable Trustee and the Depository.

    Certificated Notes may be presented for registration of transfer or exchange at the corporate trust office of the relevant Trustee in The City of New York.

    Payments in U.S. dollars of interest on Certificated Notes (other than interest payable on the Maturity Date or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing on the security register for the Notes on the applicable Regular Record Date. Notwithstanding the foregoing, upon receipt of appropriate instructions in writing from a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes issued under one of the Indentures (whether having identical or different terms and provisions) by the applicable Trustee on or prior to a Regular Record Date, such Trustee will make such payments of interest commencing with the next succeeding Interest Payment Date by transfer of immediately available funds to an account at a bank in The City of New York (or another bank consented to by the Company) designated by such holder, but only if such bank has the appropriate facilities therefor.

    Payments of principal of (and premium, if any) and interest, if any, on Notes payable on the Maturity Date or upon earlier redemption or repayment on Certificated Notes will be made to the holder in immediately available funds upon surrender of the applicable Notes at the corporate trust office of the relevant Trustee in The City of New York.

    Notes may be issued in the form of zero-coupon notes that will be offered at a discount from the principal amount thereof due on the Maturity Date of such Notes. There will be no periodic payments of interest on zero-coupon notes. In the event of an acceleration of the maturity of an Original Issue Discount Note, the amount payable to the holder of such Note upon such acceleration will be determined in accordance with the terms of the Note, but generally will be an amount less than the amount payable on the Maturity Date of the principal of such Note. In addition, a Note issued at a discount may, for federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon acceleration of the maturity of such Note. See "United States Taxation -- United States Persons -- Discount Notes".

    For a description of the rights attaching to Debt Securities under the applicable Indenture, see "Description of Debt Securities" in the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, the Notes will have the terms described below, except that references to interest payments and interest-related information do not apply to zero-coupon notes.

INTEREST AND INTEREST RATES

    Each Note, other than an Original Issue Discount Note, will bear interest from its date of issue at the annual rate, or at a rate determined pursuant to an interest rate formula, stated in the applicable pricing supplement, until the principal thereof is paid or duly made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. Any interest other than at Maturity will be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date, subject to certain exceptions; PROVIDED, HOWEVER, if a Note is issued between a Regular Record Date and the Interest Payment Date pertaining thereto, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the holder on such Regular Record Date. Interest payable at Maturity will be paid to the person to whom the principal of the Note will be paid.

    All percentages resulting from any calculation in respect of the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 7.123455% (or 0.07123455) being rounded to 7.12346% (or 0.0712346) and 7.123454%
(or  0.07123454) being  rounded to  7.12345% (or  0.0712345)), and  all currency amounts used in or resulting from any such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

    The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

    The "Interest Payment Dates" for Fixed Rate Notes will be March 15 and September 15 of each year and the "Regular Record Dates" for Fixed Rate Notes will be the March 1 and September 1, respectively, immediately preceding an Interest Payment Date. Interest on Fixed Rate Notes will accrue from and including the date of issue or from and including the next preceding Interest Payment Date to which interest has been duly paid or provided for, as the case may be, to but excluding the relevant Interest Payment Date or date of Maturity, as the case may be. Any payment of principal of (or premium, if any) or interest, if any, on a Fixed Rate Note required to be made on a day that is not a Business Day need not be made on such day, but will be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest will accrue as a result of such delayed payment. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

    AMORTIZING NOTES

    The Company may from time to time offer Fixed Rate Notes (the "Amortizing Notes") that pay certain amounts in respect of both principal and interest over the life of such Fixed Rate Notes. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement, including a table setting forth repayment information for each payment date.

FLOATING RATE NOTES

    The applicable pricing supplement will designate one or more of the following interest rate bases as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note"), (g) the Constant Maturity Treasury Rate (a "CMT Rate Note") or (h) such other interest rate basis as is set forth in such pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, the interest rate on each Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the date of issue up to the first Interest Reset Date (as defined below), an interest rate established by the Company as described in the applicable pricing supplement and (ii) in the case of each period commencing on an Interest Reset Date, an interest rate (the "Floating Interest Rate") equal to (a) the interest rate determined by reference to the specified interest rate basis plus or minus the Spread, if any, (b) the interest rate calculated by reference to the specified interest rate basis multiplied by the Spread Multiplier, if any, or (c) the interest rate calculated by reference to the specified interest rate basis determined under such other formula or adjusted in such other manner as may be specified in the applicable pricing supplement; PROVIDED, HOWEVER, that the interest rate in effect for the ten days immediately prior to the date of Maturity of such Note will be that in effect on the 10th day preceding such date.

    The "Spread" is the number of basis points specified in the applicable pricing supplement as being applicable to a Floating Rate Note and the "Spread Multiplier" is the percentage specified in the applicable pricing supplement as being applicable to a Floating Rate Note. The specified interest rate basis will be based on the Index Maturity. The "Index Maturity" is the period to maturity of the instrument or obligation on which the interest rate formula is based. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, as defined below, and (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any Interest Period.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually or at another interval, as specified in the applicable pricing supplement. The date or dates on which the interest rate will reset (each, an "Interest Reset Date") will be, in the case of Floating Rate Notes that reset (a) daily, each Business Day, (b) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes),
(c) monthly, the third Wednesday of each month, (d) quarterly, the third Wednesday of March, June, September and December of each year, (e) semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement and (f) annually, the third Wednesday of the month specified in the applicable pricing supplement. In the case of a Treasury Rate Note that resets weekly, the Interest Reset Date will be the Tuesday of each week except that if a Treasury auction falls on any Interest Reset Date for such Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day immediately following such Treasury auction. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note will be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

    The "Interest Determination Date" pertaining to an Interest Reset Date for a CD Rate Note, a CMT Rate Note, a Commercial Paper Rate Note, a Federal Funds Rate Note and a Prime Rate Note will be the second Business Day preceding the Interest Reset Date; the "Interest Determination Date" pertaining to an

Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date; and the "Interest Determination Date" pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

    Interest will be payable in the case of Floating Rate Notes that reset (a) daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement, (b) quarterly, the third Wednesday of March, June, September and December of each year, (c) semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement and (d) annually, the third Wednesday of the two months or the month specified in the applicable pricing supplement (each of the foregoing dates, an "Interest Payment Date"); and, in each case, on the date of Maturity. Unless otherwise specified in the applicable pricing supplement, each Regular Record Date for a Floating Rate Note will be the 15th day (whether or not a Business
Day) next preceding each Interest Payment Date. If the date of Maturity of a Floating Rate Note falls on a day that is not a Business Day, the principal of (and premium, if any) and interest on such Note required to be paid on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue as a result of such delayed payment. If any Interest Payment Date other than the date of Maturity for a Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day and interest will accrue for the period of such postponement, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

    Interest on Floating Rate Notes will accrue from and including the date of issue or from and including the next preceding Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the next succeeding Interest Payment Date or date of Maturity, as the case may be; PROVIDED, HOWEVER, that in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, the interest payments will include, unless otherwise specified in the applicable pricing supplement, interest accrued only from but excluding the last Regular Record Date through which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Notes) through and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment on the date of Maturity will include interest accrued to but excluding such date. An "Interest Period" pertaining to a Note means a period of time during which interest accrues on such Note.

    Accrued interest with respect to a Floating Rate Note will be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the Interest Period or from the date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

    Unless otherwise specified in the applicable pricing supplement, the calculation agent (the "Calculation Agent") for purposes of determining the rate of interest payable on Floating Rate Notes will be The Chase Manhattan Bank (National Association) for Senior Notes and Chemical Bank for Subordinated Notes. If the applicable Calculation Agent is unwilling or unable to so act, such other institution as may be selected by the Company. Upon the request of the holder of a Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The "Calculation Date", where applicable, pertaining to any Interest Determination Date is the date by which the applicable interest rate is calculated and is the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be.

    The applicable pricing supplement will specify the particular terms of each Floating Rate Note, including, but not limited to, the interest rate basis and the Spread, Spread Multiplier or other formula, if any, the maximum or minimum interest rate limitation, if any, the Index Maturity, the initial interest rate, the Interest Payment Dates, the Regular Record Dates, the Maturity Date, redemption and repayment provisions, if any, and any other applicable terms with respect to such Note.

    CD RATE NOTES

    CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "CD Rate" means, with respect to any Interest Determination Date for a CD Rate Note, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the caption "CDs (secondary market)" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published in the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York ("Composite Quotations") under the caption "Certificates of Deposit". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the Agents) selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) having a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    COMMERCIAL PAPER RATE NOTES

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Commercial Paper Rate" means, with respect to any Interest Determination Date for a Commercial Paper Rate Note, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity designated in the applicable pricing supplement as published in H.15(519) under the caption "Commercial paper" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity designated in the applicable pricing supplement as published in Composite Quotations under the caption "Commercial Paper". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) for commercial paper having the Index Maturity designated in the applicable pricing supplement placed for an industrial issuer whose bond rating is

"AA", or the equivalent, from a nationally recognized securities rating agency; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    "Money Market Yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

                            D X 360
Money Market Yield =   -----------------   X 100
                         360 - (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

    FEDERAL FUNDS RATE NOTES

    Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Federal Funds Rate" means, with respect to any Interest Determination Date for a Federal Funds Rate Note, the rate on such date for federal funds as published in H.15(519) under the caption "Federal funds (effective)" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on such Interest
Determination Date as published in Composite Quotations under the caption "Federal Funds/Effective Rate". If, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading dealers of federal funds transactions in The City of New York, which dealers have been selected by the Calculation Agent (after consultation with the Company), as of 9:00 A.M., New York City time, on such Interest Determination Date; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    LIBOR NOTES

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    LIBOR with respect to LIBOR Notes indexed to the offered rate for U.S. dollar deposits will be determined by the Calculation Agent in accordance with the following provisions under USD-LIBOR-Reuters or under USD-LIBOR-Telerate, as specified in the applicable pricing supplement:

        (i) If USD-LIBOR-Reuters is specified in the applicable pricing supplement for a LIBOR Note as the method for determining LIBOR with respect to an Interest Determination Date for such LIBOR Note, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having the Index Maturity specified in the applicable pricing supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such Interest Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR for such Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear, LIBOR in respect of such Interest Determination Date will be determined as described in (iii) below.

        (ii) If USD-LIBOR-Telerate is specified in the applicable pricing supplement for a LIBOR Note as the method for determining LIBOR or if no other method is specified in the applicable pricing supplement for a LIBOR Note as the method for determining LIBOR with respect to an Interest Determination Date for such LIBOR Note, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, which appears on Telerate Page 3750 as of 11:00 A.M., London time, on such Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Telerate Page 3750, LIBOR for such Interest Determination Date will be determined as described in (iii) below.

       (iii) With respect to an Interest Determination Date, if USD-LIBOR-Reuters is the applicable interest rate basis for determining LIBOR and fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i) above or if USD-LIBOR-Telerate is the applicable interest rate basis for determining LIBOR and no rate appears on Telerate Page 3750 as specified in (ii) above, then LIBOR will be determined on the basis of the rate at which deposits in U.S. dollars are offered by four major banks in the London interbank market, which banks have been selected by the Calculation Agent (after consultation with the Company) (the
    "Reference Banks"), at approximately 11:00 A.M., London time, on such Interest Determination Date commencing on the second London Banking Day immediately following such Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated in the applicable pricing supplement and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated in the applicable pricing supplement commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that, if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    If any LIBOR Note is indexed to the offered rates in a Currency other than U.S. dollars, the applicable pricing supplement will set forth the method for determining such rate.

    PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Prime Rate" means, with respect to any Interest Determination Date for a Prime Rate Note, the rate on such date as published in H.15(519) under the caption "Bank prime loan" or, if not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates appear on the Reuters

Screen NYMF Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company). If fewer than four major money center banks provide such quotations, such Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date as furnished in The City of New York by the major money center banks that have provided quotations and by as many substitute banks or trust companies as necessary, which are organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Company) to provide such rate or rates; PROVIDED, HOWEVER, that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    TREASURY RATE NOTES

    Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Treasury Rate" means, with respect to any Interest Determination Date for a Treasury Rate Note, the rate for the auction of direct obligations of the United States ("Treasury bills") held on such Interest Determination Date having the Index Maturity designated in the applicable pricing supplement as published in H.15(519) under the caption "Treasury bills-Auction average (investment)" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate for such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable pricing supplement are not otherwise reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or no such auction is held in a particular week, the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    CMT RATE NOTES

    CMT Rate Notes will bear interest at the interest rate (calculated with reference to the Constant Maturity Treasury Rate and the Spread, Spread
Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "CMT Rate" means, with respect to any Interest Determination Date for a CMT Rate Note, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the rate for the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date will be the rate for the Designated CMT Maturity Index as published in H.15(519) under the caption "U.S. government securities/Treasury constant maturities." If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date will be the rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines (with the concurrence of the Company) to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, reported by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York, for the most recently issued direct noncallable fixed rate obligations of the United States ("U.S. Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity index minus one year. The three Reference Dealers will be determined by (i) the selection of five Reference Dealers by the Calculation Agent (after consultation with the Company) and (ii) the elimination of the Reference Dealers providing the highest (or, in the event of equality, one of the highest) and the lowest (or, in the event of equality, one of the lowest) quotations for such Interest Determination Date. If the Calculation Agent cannot obtain three such U.S. Treasury Note quotations, the interest rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, reported by three Reference Dealers in The City of New York, selected in the manner described above, for U.S. Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity index and in an amount of at least $100 million. If only three or four such Reference Dealers are quoting as described above, then the interest rate will be based on the arithmetic mean of the offer side prices so obtained from all such Reference Dealers, without eliminating the Reference Dealers providing the highest and the lowest of such quotes. If fewer than three such Reference Dealers are quoting as described above, then the interest rate will be the CMT Rate in effect on such Interest Determination Date. If two such U.S. Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable pricing supplement (or any other page as may replace such page on that service for the purpose of displaying treasury constant maturities as reported in H.15(519)). If no such page is so specified, the Designated CMT Telerate Page shall be 7052 for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no such maturity is so specified, the Designated CMT Maturity Index shall be 2 years.

    INVERSE FLOATING RATE NOTES

    Any Floating Rate Note may be designated in the applicable pricing supplement as an "Inverse Floating Rate Note", in which event the interest rate on such Floating Rate Note will be equal to (i) in the case of the period commencing on the date of issue up to the first Interest Reset Date, a fixed rate of interest established by the Company as described in the applicable pricing supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by reference to the Floating Interest Rate; PROVIDED, HOWEVER, that the interest rate thereon will not be less than zero and the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the 10th day preceding such date.

FLOATING RATE/FIXED RATE NOTES

    The applicable pricing supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable pricing supplement.

CURRENCY INDEXED NOTES

    The Company may from time to time offer Indexed Notes the principal amount of which payable on the date of Maturity and/or the interest payable on each Interest Payment Date and on the date of Maturity will be determined by reference to the rate of exchange between the Specified Currency and the other Currency specified as the Indexed Currency in the applicable pricing supplement, or determined in such other manner as may be specified in the applicable pricing supplement ("Currency Indexed Notes"). Unless otherwise specified in the applicable pricing supplement, and subject to the limitations set forth under "Payment of Principal and Interest" below, holders of Currency Indexed Notes will be entitled to receive (i) a principal amount exceeding the amount designated as the face amount (the "Face Amount") of such Currency Indexed Note and/or an amount of interest at an interest rate exceeding the stated rate of interest, if, on the date of Maturity or the relevant Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Specified Currency, in the applicable pricing supplement (the "Base Exchange Rate"), or
(ii) a principal amount less than the Face Amount of such Currency Indexed Note and/or an amount of interest at an interest rate less than the stated rate of interest if, on the date of Maturity or the relevant Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "Payment of Principal and Interest". Information as to the relative historical value (which is not necessarily predictive of future value) of the applicable Specified Currency against the applicable Indexed Currency, any exchange controls applicable to such Specified Currency or Indexed Currency and certain tax consequences to holders will be set forth in the applicable pricing supplement. See "Foreign Currency Risks" below.

    The term "Exchange Rate Day" means any day that is a Business Day in The City of New York and, if the Specified Currency or Indexed Currency is a Currency other than the U.S. dollar, in the principal financial center of the country of such Specified Currency or Indexed Currency.

    PAYMENT OF PRINCIPAL AND INTEREST

    Interest on a Currency Indexed Note, if indexed, will be payable by the Company and calculated in the manner set forth herein and in the applicable pricing supplement.

    Principal on a Currency Indexed Note, if indexed, will be payable by the Company in the Specified Currency on the date of Maturity in an amount equal to the Face Amount of such Currency Indexed Note, plus or minus an amount of the Specified Currency determined by the determination agent specified in the applicable pricing supplement (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Specified Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to the date of Maturity of such Currency Indexed Note by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Specified Currency) obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, in terms of the Specified Currency for settlement on the date of Maturity (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Specified Currency, is hereinafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. The principal amount of the Currency Indexed Notes determined by the Determination Agent to be payable on the date of Maturity will be payable to the holders thereof in the manner set forth herein and in the applicable pricing supplement. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable pricing supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York, selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable on the date of Maturity thereof will be final and binding on the Company and the holders of such Currency Indexed Notes.

    On the basis of the aforesaid determination by the Determination Agent and the formulas and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note payable on the date of Maturity will be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (I.E., the Specified Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable will be greater than the Face Amount of such Currency Indexed Note up to an amount equal to twice the Face Amount of such Currency Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (I.E., the Specified Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable will be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note will be payable on the date of Maturity.

    Unless otherwise specified in the applicable pricing supplement, the formulas to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable on the date of Maturity will be as follows:

        If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of a Currency Indexed Note payable on the date of Maturity will equal:

Face Amount +  Face Amount X       Spot Rate - Base Exchange Rate
(                 )               --------------------------------
                                              Spot Rate

        If the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable on the date of Maturity (which will, in no event, be less than zero) will equal:

Face Amount -  Face Amount X       Base Exchange Rate - Spot Rate
(                 )               --------------------------------
                                              Spot Rate

    If the formulas set forth above are applicable to a Currency Indexed Note, the maximum principal amount payable on the date of Maturity in respect of such a Currency Indexed Note will be an amount equal to twice the Face Amount and the minimum principal amount payable will be zero.

    PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CURRENCY INDEXED NOTES. CURRENCY
INDEXED NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

OTHER INDEXED NOTES AND CERTAIN TERMS APPLICABLE TO ALL INDEXED NOTES

    The Company may from time to time offer Indexed Notes, other than Currency Indexed Notes, the principal amount (or premium, if any) of which payable on the date of Maturity and/or the interest on which payable on each Interest Payment Date and on the date of Maturity will be determined by reference to prices, changes in prices, or differences between prices, of securities, intangibles, goods, articles or commodities or by such other objective price, economic or other measures. The pricing supplement relating to such an Indexed Note will describe, as applicable, the method by which the amount of interest, premium and principal payable in respect of such Indexed Note will be determined, certain special tax consequences to holders of such Notes, certain risks associated with an investment in such Notes and other information relating to such Notes.

    Unless otherwise specified in the applicable pricing supplement, (i) for the purpose of determining whether holders of the requisite principal amount of Debt Securities outstanding under the applicable Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the maturity of an Indexed Note, the principal amount payable to the holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Maturity Date thereof, as if the date of acceleration were the Maturity Date.

    PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEXED NOTES. INDEXED NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS, COMMODITY PRICES AND COMMODITY AND FINANCIAL OR NON-FINANCIAL INDICES.

SUBSEQUENT INTEREST PERIODS

    The pricing supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread, Spread Multiplier or other formula by which the interest rate basis is adjusted (collectively, the "Floating Rate Formula"), in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Floating Rate Formula, as the case may be, may be reset (each, an "Optional Reset Date"). If the Company has such option with respect to any Note, the following procedures will apply.

    The Company may exercise such option with respect to a Note by notifying the applicable Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the applicable Trustee will mail to the holder of such Note a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Floating Rate Formula, in the case of a Floating Rate Note, (ii) such new interest rate or such new Floating Rate Formula, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of such Note (each such period, a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

    Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, if provided in the applicable pricing supplement, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Floating Rate Formula, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the applicable Trustee to transmit notice of such interest rate or higher Floating Rate Formula, as the case may be, to the holder of such Note. Such notice will be irrevocable. All Notes with respect to which the interest rate or Floating Rate Formula is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note.

    If the Company elects to reset the interest rate of a Fixed Rate Note or the Floating Rate Formula of a Floating Rate Note, as described above, the holder of such Note may, if provided for in the applicable pricing supplement, have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the applicable Trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to such Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

EXTENSION OF MATURITY

    The pricing supplement relating to each Note will indicate whether the Company has the option to extend the Maturity Date of such Note for one or more periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such pricing supplement. If the Company has such option with respect to any Note, the following procedures will apply.

    The Company may exercise such option with respect to a Note by notifying the applicable Trustee of such exercise at least 45 but not more than 60 days prior to the Maturity Date of such Note in effect prior to the exercise of such option (the "Original Maturity Date"). No later than 40 days prior to the Original Maturity Date, the applicable Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, setting forth
(i) the election of the Company to extend the Maturity Date of such Note, (ii) the new Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Floating Rate Formula applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur. Upon the transmittal by the applicable Trustee of an Extension Notice to the holder of a Note, the Maturity Date of such Note will be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Extension Notice.

    Notwithstanding the foregoing, not later than 20 days prior to the Original Maturity Date for a Note, the Company may, if provided in the applicable pricing supplement, at its option, reset the interest rate, in the case of a Fixed Rate Note, or the Floating Rate Formula, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note, for the Extension Period by causing the applicable Trustee to transmit notice of such higher interest rate or Floating Rate Formula, as the case may be, to the holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note, for the Extension Period.

    If the Company elects to reset the interest rate or the Floating Rate Formula of a Note, as provided in the preceding paragraph, the holder of such Note may, if provided in the applicable pricing supplement, have the option to elect repayment of such Note by the Company on the Original Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repaid on the Original Maturity Date, the holder thereof must follow the procedures set forth below under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the applicable Trustee will be at least 25 but not more than 35 days prior to the Original Maturity Date and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the applicable Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Maturity Date.

REDEMPTION

    The pricing supplement relating to each Note will indicate whether such Note will be subject to redemption by the Company and, if so, the initial redemption date applicable to such Note (the "Initial Redemption Date"). If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to the Maturity Date. On and after the Initial Redemption Date with respect to any Note, such Note will be redeemable at any time in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Note will not be less than the minimum authorized denomination of such
Note) at the option of the Company at a redemption price (the "Redemption Price") determined in accordance with the following paragraph, together with interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption.

    The Redemption Price for each Note subject to redemption will be (i) in the case of Notes other than Original Issue Discount Notes, the unpaid principal amount of such Note or the portion thereof redeemed or (ii) in the case of Original Issue Discount Notes, an amount equal to the issue price of such Original Issue Discount Note plus accrued original issue discount to the date of redemption, in either case multiplied by a certain percentage not less than 100%, which will initially be the percentage (the "Initial Redemption Percentage") specified in the applicable pricing supplement and which will decline at each anniversary of the Initial Redemption Date with respect to such Note by a percentage (the "Annual Redemption Percentage Reduction") of the principal amount (or, in the case of Original Issue Discount Notes, of the issue price plus accrued original issue discount) to be redeemed until the Redemption Price is 100% of such amount. The Initial Redemption Percentage and any Annual Redemption Percentage Reduction with respect to each Note subject to redemption prior to the Maturity Date will be fixed at the time of sale and specified in the applicable pricing supplement.

    The Notes will not be subject to any sinking fund.

REPAYMENT AND REPURCHASE

    The pricing supplement relating to each Note will indicate whether such Note will be subject to repayment at the option of the holders thereof and, if so, the terms of such repayment option and the optional repayment dates applicable to such Note (the "Optional Repayment Dates"). If no Optional Repayment Date is specified with respect to a Note, such Note will not be repayable at the option of the holder prior to the Maturity Date. On any Optional Repayment Date with respect to any Note, such Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Note will not be less than the minimum authorized denomination of such Note) at the option of the holder thereof at a repayment price specified in the applicable pricing supplement, together with interest accrued thereon to the date of repayment.

    In order for a Note to be repaid at the option of the holder, the applicable Trustee must receive the Note, at least 30 days but not more than 45 days prior to the repayment date, with the section entitled "Option to Elect Repayment" on the reverse of the Note duly completed.

    With respect to a Global Note, the Depository's nominee that is the registered holder of such Global Note will be the only entity that can exercise a right to repayment. In order to ensure the timely exercise of a right to repayment, the owner of a beneficial interest in a Global Note must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in such Global Note to notify the Depository of its desire to exercise such right. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Global
Note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered by the applicable broker or participant to the Depository.

    The Company may purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the applicable Trustee for cancellation.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

    Unless otherwise specified in the applicable pricing supplement, the principal of (and premium, if any) and interest, if any, on Foreign Currency Notes will be paid in U.S. dollars (converted from such Specified Currency in the manner described in the next paragraph), unless such holder elects to be paid in such Specified Currency.

    Unless otherwise specified in the applicable pricing supplement, the amount of U.S. dollar payments to be received by a holder of a Foreign Currency Note will be based on the bid quotation in The City of New York at approximately
11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date by the Exchange Rate Agent for the purchase by the Exchange Rate Agent of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the Exchange Rate Agent commits to execute a contract. If such bid quotation is not available, payments will be made in the Specified Currency.

    Unless otherwise specified in the applicable pricing supplement, a holder of Foreign Currency Notes may elect to receive payment of principal of (and premium, if any) and interest, if any, on the Foreign Currency Notes in the Specified Currency (subject to certain conditions, see "Foreign Currency Risks
- -- Payment Currency" below) by transmitting a written request for such payment to the corporate trust office of the applicable Trustee in The City of New York on or prior to the Regular Record Date or at least 16 days prior to the date of Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal (premium, if any) and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the applicable Trustee, but written notice of any such revocation must be received by such Trustee on or prior to the Regular Record Date or at least 16 days prior to the date of Maturity, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

    All currency exchange costs will be borne by the Company unless a holder of a Note has made the election to receive payments in the Specified Currency referred to in the preceding paragraph. In that case, such holder will bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such holder.

    Principal of (and premium, if any) and interest, if any, on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified above for Notes denominated in U.S. dollars. Interest on Foreign Currency Notes paid in the Specified Currency, other than interest payable at Maturity, will be paid by the applicable Trustee on the relevant Interest Payment Date to the holders thereof by transfer of immediately available funds to an account at a bank designated by such holders, but only if such bank has the appropriate facilities therefor. Unless otherwise specified in the applicable pricing supplement, the principal of (and premium, if any) on Foreign Currency Notes paid in the Specified Currency, together with interest accrued and unpaid thereon, due at Maturity will be paid in immediately available funds upon surrender of such Notes at the corporate trust office of the relevant Trustee in The City of New York.

    The pricing supplement relating to a Note denominated in a Specified Currency other than U.S. dollars will set forth specific information relating to such Specified Currency, including a description of such Currency, historical exchange rates and any exchange controls relating thereto and, in the case of a composite Currency, a description of provisions for payment in the event such composite Currency is no longer used for the purposes for which it was established. See "Foreign Currency Risks" below.

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

PAYMENT FOR NOTES

    Purchasers are required to pay for Notes in the Specified Currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and VICE VERSA and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such request must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as is determined by the Agent that presents such offer to the Company. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchasers of the Notes.

GOVERNING LAW AND JUDGMENTS

    The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation denominated in a Specified Currency other than U.S. dollars can be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Foreign Currency Notes and Currency Indexed Notes entails significant risks that are not associated with investments in debt instruments denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the Specified Currency or Indexed Currency and the rate of exchange between the Specified Currency in which a Currency Indexed Note is denominated and the Indexed Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments, which risks generally depend on economic and political events. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and such volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note or Currency Indexed Note. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of Foreign Currency Notes or Currency Indexed Notes, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Notes and, generally, in the U.S. dollar-equivalent market value of such Notes. The currency risks with respect to Foreign Currency Notes or Currency Indexed Notes will be further described in the applicable pricing supplement.

    Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, a special risk in purchasing Foreign Currency Notes or Currency Indexed Notes is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Foreign Currency Notes or Currency Indexed Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable Currency.

    Unless otherwise specified in the applicable pricing supplement, Notes denominated in a Specified Currency other than U.S. dollars will not be sold in, or to residents of, the country of such Specified Currency in which such Notes are denominated. The information set forth in this prospectus supplement is directed to prospective purchasers who are residents of the United States and is not directed at persons who are residents of countries other than the United States. Persons who are not residents of the United States should consult their own legal advisors with regard to such matters.

    AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

PAYMENT CURRENCY

    Except as set forth below, if an applicable Specified Currency other than U.S. dollars is not available for the payment of principal (premium, if any) or interest, if any, with respect to Foreign Currency Notes or Currency Indexed Notes, as the case may be, due to the imposition of exchange controls or other circumstances beyond the control of the Company, or is no longer used by the government of the country issuing such Currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to satisfy its obligations to holders of such Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable pricing supplement. The "Market Exchange Rate" will be the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

    If payment on a Foreign Currency Note or Currency Indexed Note is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, or is no longer used in the European Monetary System, all payments due on that due date with respect to such Notes shall be made in U.S. dollars. The amount so payable on any date in ECU will be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") will be the currency amounts which were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars will be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components will be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable pricing supplement.

    If the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component will be replaced by amounts of such two or more currencies, each of which will have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, will be conclusive for all purposes and binding on holders of the Foreign Currency Notes and Currency Indexed Notes, as the case may be, and the Exchange Rate Agent will have no liability therefor.

    Any payment made in U.S. dollars under the circumstances described above where the required payment is in a Currency other than U.S. dollars will not constitute a default under either Indenture.

                             UNITED STATES TAXATION

    In the opinion of Shearman & Sterling, special tax counsel to the Company, the following summary accurately describes the material United States federal income tax consequences of the purchase, ownership, and disposition of a Note. Such opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This summary provides general information only and does not purport to address all of the federal income tax consequences that may be applicable to a holder of a Note. It does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the federal income tax law, such as individual retirement and other tax-deferred accounts, dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding Notes as a hedge or hedged against currency risk, as a position in a straddle for tax purposes, as part of a "synthetic security" or other integrated investment comprised of a Note and one or more other investments or United States persons (as defined below) whose functional currency is other than the U.S. dollar. It also does not discuss the tax consequences to subsequent purchasers of Notes and is limited to investors who hold Notes as a capital asset. The federal income tax consequences of purchasing, holding or disposing of a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable pricing supplement. The federal income tax consequences of purchasing, holding or disposing of Foreign Currency Notes (other than Single Foreign Currency Notes), Amortizing Notes, Floating Rate/Fixed Rate Notes, Inverse Floating Rate Notes, Currency Indexed Notes or any other Indexed Notes will be set out in the applicable pricing supplement. Persons considering the purchase of Notes and making any election under the Code or the Treasury Regulations with respect to such Notes should consult their own tax advisors concerning the application of the United States federal income tax law to their particular situations as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

    "Single Foreign Currency Note" shall mean a Note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single Foreign Currency. "Foreign Currency" shall mean a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

UNITED STATES PERSONS

    For purposes of the following discussion, "United States person" means an individual who is a citizen or resident of the United States, an estate or trust subject to United States federal income taxation without regard to the source of its income, or a corporation, partnership or other entity created or organized in or under the law of the United States or any state or the District of Columbia. The following discussion pertains only to a holder of a Note who is a beneficial owner of such Note and who is a "United States person".

    PAYMENTS OF INTEREST ON NOTES THAT ARE NOT DISCOUNT NOTES

    Except as discussed below under "Discount Notes" and "Short-Term Notes", payments of interest on a Note will be taxable to a holder as ordinary interest income at the time it is accrued or received in accordance with the holder's method of tax accounting. If the payment is denominated in or determined with reference to a single Foreign Currency, the amount required to be included in income by a cash basis holder will be the U.S. dollar value of the amount paid (determined on the basis of the "spot rate" on the date such payment is received) regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.

    Except in the case of a Spot Rate Convention Election (as defined below), a holder of a Single Foreign Currency Note who is required to accrue interest income prior to receipt will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). Upon receipt of an interest payment, such holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Foreign Currency received (determined on the basis of the "spot rate" on the date such payment is received) or, in the case of interest received in U.S. dollars rather than in Foreign Currency, the amount so received and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service (the "Service").

    A holder may elect (a "Spot Rate Convention Election") to translate accrued interest into U.S. dollars at the "spot rate" on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing holder may instead translate such accrued interest into U.S. dollars at the "spot rate" on the day of receipt.

    For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the Service has the authority to determine the spot rate.

    PURCHASE, SALE, EXCHANGE OR RETIREMENT OF NOTES

    A holder's tax basis in a Note generally will be the U.S. dollar cost of the Note to such holder (which in the case of a Note purchased with Foreign Currency will be determined by translating the purchase price at the spot rate on the date of purchase), increased by any original issue discount, market discount or acquisition discount (all as defined below) previously included in the holder's gross income (as described below), and reduced by any amortized premium (as described below) and any principal payments and payments of stated interest that are not payments of fixed periodic interest (as defined below).

    Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (or the U.S. dollar value at the spot rate on the date of the sale, exchange or retirement of the amount realized in Foreign Currency), except to the extent such amount is attributable to accrued interest, and the holder's tax basis in the Note. Except with respect to (i) gains or losses attributable to changes in exchange rates (as described in the next paragraph), (ii) gain attributable to market discount (as described below) and
(iii) gain on the disposition of a Short-Term Note (as described below), gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

    Gain or loss recognized by a holder on the sale, exchange or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Service. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange or retirement.

    EXCHANGE OF FOREIGN CURRENCY

    A holder's tax basis in Foreign Currency purchased by the holder generally will be the U.S. dollar value thereof at the spot rate on the date such Foreign Currency is purchased. A holder's tax basis in Foreign

Currency received as interest on, or on the sale, exchange or retirement of, a Single Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time such Foreign Currency is received. The amount of gain or loss recognized by a holder on a sale, exchange or other disposition of Foreign Currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of the Foreign Currency, or the fair market value in U.S. dollars of the property received by the holder in the sale, exchange or other disposition, and (ii) the holder's tax basis in the Foreign Currency.

    Accordingly, a holder that purchases a Note with Foreign Currency will recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in the Foreign Currency and the U.S. dollar value at the spot rate of the Foreign Currency on the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Service.

    SUBSEQUENT INTEREST PERIODS AND EXTENSION OF MATURITY

    If so specified in the pricing supplement relating to a Note, the Company may have the option (a) to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread, the Spread Multiplier or other formula by which the interest rate basis is adjusted, in the case of a Floating Rate Note, and/or
(b) to extend the Maturity of such Note. See "Description of Notes -- Subsequent Interest Periods" and "Description of Notes -- Extension of Maturity". The treatment of a holder of Notes with respect to which such an option has been exercised who does not elect to have the Company repay such Notes on the applicable Optional Reset Date or Original Maturity Date will depend on the terms established for such Notes by the Company pursuant to the exercise of such option (the "revised terms"). Depending on the particular circumstances, such holder may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.

    DISCOUNT NOTES

    The following summary is a general description of U.S. federal income tax consequences to holders of Notes issued with original issue discount ("Discount Notes") and is based on the provisions of the Code as in effect on the date hereof and on certain Treasury Regulations promulgated thereunder and published in the Federal Register on February 2, 1994 (the "OID Regulations").

    For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of each Discount Note over its issue price if such excess is greater than or equal to a DE MINIMIS amount (generally 1/4 of 1% of the Discount Note's stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of an issue of Discount Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes are sold to the public. The stated redemption price at maturity of a Discount Note is the sum of all payments provided by the Discount Note other than payments of "qualified stated interest". Under the OID Regulations, "qualified stated interest" includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate of interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, a holder of a Discount Note will be required to include original issue discount in taxable income as it accrues before the receipt of cash attributable to such income, regardless of such holder's method of accounting for tax purposes.

    The amount of original issue discount includable in taxable income by the initial holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such holder held such Note ("accrued original issue discount"). Generally, the daily portion of the original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the "accrual periods" for a Discount Note may be selected by each holder, may be of any length, and may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or on the final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess (if any) of (a) the product of a Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over (b) the amount of the qualified stated interest, if any, payable on such Discount Note and allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period generally is the sum of the issue price of a Discount Note plus the accrued original issue discount allocable for all prior accrual periods reduced by any prior payment on the Discount Note other than a payment of qualified stated interest. Under these rules, a holder of a Discount Note generally will have to include in taxable income increasingly greater amounts of original issue discount in successive accrual periods.

    Original issue discount on a Discount Note that is also a Single Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, including the application of a Spot Rate Convention Election. See "Payments of Interest on Notes that are not Discount Notes". Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of a Discount Note), a holder will recognize exchange gain or loss to the extent of the difference between such holder's basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the Service. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.

    If a holder's tax basis in a Discount Note immediately after its purchase exceeds the adjusted issue price of the Discount Note (the amount of such excess is considered "acquisition premium") but is not greater than the stated redemption price at maturity of such Discount Note, the amount includible in income in each taxable year as original issue discount is reduced (but not below zero) by that portion of the excess properly allocable to such year.

    If a holder purchases a Discount Note for an amount in excess of the stated redemption price at maturity, the holder does not include any original issue discount in income and generally may be subject to the "bond premium" rules discussed below. See "Amortizable Bond Premium". If a holder has a tax basis in a Discount Note that is less than the adjusted issue price of such Discount Note, the difference will be subject to the market discount provisions discussed below. See "Market Discount".

    Under the OID Regulations, a holder of a Note may elect to include in gross income all interest that accrues on such Note using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply with respect to elections made with respect to Notes issued with amortizable bond premium or market discount. Once made with respect to a Note, the election cannot be revoked without the consent of the Service. A holder considering an election under these rules should consult a tax advisor.

    MARKET DISCOUNT

    If a holder purchases a Note (other than a Discount Note) for an amount that is less than its stated redemption price at maturity or purchases a Discount Note for less than its "revised issue price" (as defined under the Code) as of the purchase date, the amount of the difference will be treated as "market discount" unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules of the Code, a holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange or retirement of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a holder who purchases a Note with market discount may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction.

    Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless the holder elects to accrue market discount under the rules applicable to original issue discount. A holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply.

    With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period or periods during which it accrued. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a Single Foreign Currency Note received by a holder on the accrual basis. See "Payments of Interest on Notes that are not Discount Notes".

    AMORTIZABLE BOND PREMIUM

    Generally, if a holder's tax basis in a Note held as a capital asset exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method over the period from his acquisition date to the Note's maturity date. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. Special rules apply with respect to Single Foreign Currency Notes.

    SHORT-TERM NOTES

    In general, an individual or other cash method holder of a Note that matures one year or less from the date of its issuance (a "Short-Term Note") is not required to accrue original issue discount on such Note unless it has elected to do so. Holders who report income for federal income tax purposes under the accrual method, however, and certain other holders, including banks, dealers in securities and electing holders, are required to accrue original issue discount (unless the holder elects to accrue "acquisition discount" in lieu of original issue discount) on such Note. "Acquisition discount" is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the holder's tax basis in the Short-Term Note at the time of the acquisition. In the case of a holder who is not required and does not elect to accrue original issue discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of sale, exchange or retirement. Such a holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).

    In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a holder on the accrual basis. See "Payments of Interest on Notes that are not Discount Notes".

    The market discount rules will not apply to a Short-Term Note having market discount.

NON-UNITED STATES PERSONS

    Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest (including original issue discount) by the Company or its agent (in its capacity as such) to any holder who is a beneficial owner of a Note but is not a United States person will not be subject to United States federal withholding tax provided, in the case of premium, if any, and interest (including original issue discount) that (i) such holder does not actually or constructively own 10% of more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such holder is not a controlled foreign corporation for United States tax purposes that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that he is not a United States person and provides his name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certifies to the Company or its agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner.

    If a holder of a Note who is not a United States person is engaged in a trade or business in the United States and premium, if any, or interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from United States withholding tax as discussed in the preceding paragraph (or by reason of the delivery of properly completed Form 4224), will be subject to United States federal income tax on such premium, if any, and interest (including original issue discount) in the same manner as if it were a United States person.

    Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a United States person will not be subject to United States federal income or withholding taxes unless (i) such gain is effectively connected with a United States trade or business of the holder, or (ii) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

    Notes held by an individual who is neither a citizen nor a resident of the United States for United States federal income tax purposes at the time of such individual's death will not be subject to United States federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a United States trade or business of such individual and that such individual qualified for the exemption from United States federal withholding tax (without regard to the certification requirements) that is described above.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    The "backup" withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a Note and to certain payments of proceeds of the sale or retirement of a Note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

    Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Note who has provided the required certification under penalties of perjury that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-United States Persons" or has otherwise established an exemption (provided that neither the Company nor such agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied).

    Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    The Notes are offered on a continuing basis by the Company through the Agents, who have agreed to use their best efforts to solicit purchases of the Notes. The Company may also sell Notes directly to investors on its own behalf or to an Agent as principal. Unless otherwise agreed by the Company and the Agents, the Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of such Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through it as Agent in whole or in part. The Company will pay each Agent a commission, in the form of a discount or otherwise, ranging from .125% to .675% of the price to the public of any Senior Notes sold through such Agent, depending on the maturity of such Senior Notes. The schedule of commissions payable in connection with sales of Senior Notes will also apply to sales of Subordinated Notes unless otherwise agreed to by the Company and the Agents.

    In addition, the Agents may offer the Notes they have purchased as principal to other brokers or dealers. The Agents may sell Notes to any broker or dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any broker or dealer will not be in excess of 66 2/3% of the discount to be received by such Agent from the Company. Unless otherwise indicated in the applicable pricing supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and rank, and may be resold by the Agent to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the discount may be changed.

    Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the Notes acquired through an Agent acting as Agent is required to be made in immediately available funds in The City of New York.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. The Agents may engage in other transactions with, or perform other services for, the Company in the ordinary course of business.

    The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The Company has been advised by the Agents that they may from time to time make a market in the Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. Further, each of the Agents may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so. No assurance can be given as to the liquidity of any trading market for the Notes.

    In addition to the offerings of Notes described herein, Debt Securities having terms substantially similar to the terms of the Notes offered hereby (but constituting a separate series of Debt Securities for purposes of the applicable Indenture) may be offered outside the United States by the Company on a continuing basis concurrently with the offering of the Notes hereby. The Company may also sell Notes or other Debt Securities pursuant to another prospectus supplement to the accompanying prospectus. Any such sales will reduce the principal amount of Notes that may be offered by this prospectus supplement and the accompanying prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 16, 1994

PROSPECTUS

                                DEERE & COMPANY
                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

    Deere & Company (the "Company") may offer and sell from time to time under this prospectus, together or separately, (i) its unsecured debt securities (the "Debt Securities"), which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") and (ii) warrants to purchase Debt Securities (the "Debt Warrants"), all on terms to be determined at the time of the offering.

    The Debt Securities or Debt Warrants, or a combination thereof, proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement are referred to as the "Offered Securities", and the Offered Securities, together with any Debt Securities issuable upon exercise of Debt Warrants, are referred to as the "Securities". Securities with an aggregate initial offering price of up to $500,000,000 (or the equivalent thereof if any of the Securities are denominated in a currency, currency unit or composite currency ("Currency") other than the U.S. dollar) may be issued under this prospectus.

    The prospectus supplement accompanying this prospectus sets forth, with respect to each series or issue of Securities for which this prospectus and the prospectus supplement are being delivered: (i) the terms of the Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of any interest (or manner of calculation) and time of payment thereof, any redemption or repayment terms, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined and the form of such Debt Securities (which may be in registered, bearer or global form); (ii) the terms of any Debt Warrants offered, including, the exercise price, detachability, expiration date and other terms and (iii) any initial offering price, the purchase price and net proceeds to the Company and the other specific terms related to the offering of such Securities.

    The Company may sell Offered Securities to or through underwriters, dealers or agents, and also may sell Offered Securities directly to other purchasers. See "Plan of Distribution". No Offered Securities may be sold without delivery of a prospectus supplement describing such Offered Securities and the method and terms of offering thereof.

THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
  EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
      PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is June  , 1994.

                             AVAILABLE INFORMATION

    Deere & Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 W. Madison Street, Chicago, Illinois 60606; and Seven World Trade Center, New York, New York 10048; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated in this prospectus by reference:

    1.  Annual report on Form 10-K for the fiscal year ended October 31, 1993;

    2. Quarterly reports on Form 10-Q for the quarters ended January 31, 1994 and April 30, 1994; and

    3. Current reports on Form 8-K dated December 7, 1993, January 13, 1994, February 22, 1994 and May 24, 1994.

    All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any offering of the Securities made by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    The Company will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Such written or oral request should be directed to Deere & Company, John Deere Road, Moline, Illinois 61265-8098, Attention: Corporate Secretary (309/765-8000).

                                  THE COMPANY

    The Company and its subsidiaries (collectively called "John Deere") manufacture, distribute and finance a full range of agricultural equipment; a broad range of industrial equipment for construction, forestry and public works; and a variety of lawn and grounds care equipment. The Company also provides credit, health care and insurance products for businesses and the general public. The Company believes that its worldwide sales of agricultural equipment during recent years have been greater than those of any other business enterprise. It also believes that John Deere is an important provider of most of the types of industrial equipment that it markets, and a leader in some size ranges. The Company also believes it is the largest manufacturer of lawn and garden tractors and provides the broadest line of grounds care equipment in North America. John Deere's operations are categorized into five business segments:

        The Company's worldwide AGRICULTURAL EQUIPMENT segment manufactures and distributes a full range of equipment used in commercial farming--including tractors; tillage, soil preparation, planting and harvesting machinery; and crop handling equipment.

        The Company's worldwide INDUSTRIAL EQUIPMENT segment manufactures and distributes a broad range of machines used in construction, earthmoving and forestry--including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; scrapers; motor graders; excavators; and log skidders. This segment also includes the manufacture and distribution of engines and drivetrain components for the original equipment manufacturers
    (OEM) market.

        The Company's worldwide LAWN AND GROUNDS CARE EQUIPMENT segment manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden and utility purposes; riding and walk-behind mowers; golf course equipment; utility transport vehicles; snowblowers; and other outdoor power products.

        The products produced by the equipment segments are marketed primarily through independent retail dealer networks.

        The Company's CREDIT segment, which operates in the United States and Canada, purchases and finances retail notes from John Deere's equipment sales branches in the United States and Canada. The notes are acquired by the sales branches through John Deere retail dealers and originate in connection with retail sales by dealers of new John Deere equipment and used equipment. The credit segment also purchases and finances retail notes unrelated to John Deere, representing primarily recreational vehicle and recreational marine product notes acquired from independent dealers of that equipment and from marine mortgage service companies. The credit subsidiaries also lease John Deere equipment to retail customers, finance and service unsecured revolving charge accounts acquired from merchants in the agricultural, lawn and grounds care and marine retail markets, and provide wholesale financing for recreational vehicles and John Deere engine inventories held by dealers of those products.

        The Company's INSURANCE AND HEALTH CARE segment issues policies in the United States and Canada primarily for: a general line of property and casualty insurance to John Deere and non-Deere dealers and to the general public; group life and group accident and health insurance for employees of participating John Deere dealers; group life and group accident and health insurance for employees of John Deere; life and annuity products to the general public and credit physical damage insurance in connection with certain retail sales of John Deere products financed by the credit subsidiaries. This segment also provides health management programs and related administrative services in the United States to corporate customers and employees of John Deere.

    The John Deere enterprise has manufactured agricultural machinery since 1837. The present Company was incorporated under the laws of Delaware in 1958. The address of the Company's principal office is John Deere Road, Moline, Illinois 61265-8098. Its telephone number is (309) 765-8000.

                                USE OF PROCEEDS

    Except as may be described otherwise in a prospectus supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Company and will be used for working capital and other general corporate purposes. Such proceeds may be applied initially to the reduction of short-term indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

    The Company may issue (either separately or together with other Offered Securities) its Debt Securities from time to time. The Senior Securities will be issued under an Indenture dated as of June 15, 1994, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and The Chase Manhattan Bank (National Association), Trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture dated as of June 15, 1994, as it may be supplemented from time to time (the "Subordinated Indenture"), between the Company and Chemical Bank, Trustee (the "Subordinated Trustee"). The term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the registration statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended ("TIA"). The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indentures, including the definitions of certain terms therein. Parenthetical references below are to the Indentures or to the TIA, as appropriate.

PROVISIONS APPLICABLE TO BOTH THE SENIOR AND SUBORDINATED INDENTURES

    GENERAL

    The Debt Securities will be unsecured obligations of the Company. The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Subordinated Indenture Provisions -- Subordination."

    Each Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement ("Offered Debt Securities") and any Debt Securities issuable upon the exercise of Debt Warrants ("Underlying Debt Securities"), as well as other unsecured debt securities of the Company, may be issued under such Indenture in one or more series, in each case as authorized from time to time by the Company. The particular terms of the Offered Debt Securities and any Underlying Debt Securities and any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities or Underlying Debt Securities are described in the prospectus supplement. Accordingly, for a description of the terms of any Offered Debt Securities and Underlying Debt Securities, reference must be made to both the prospectus supplement relating thereto and the description of Debt Securities set forth in this prospectus. The term "prospectus supplement" as used herein includes pricing supplements relating to the particular Securities.

    Reference is made to the prospectus supplement for the following terms of the Offered Debt Securities, the Underlying Debt Securities or both, as the case may be, being offered thereby:

        (1) The title of such Debt Securities and whether such Debt Securities will be Senior Securities or Subordinated Securities.

        (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

        (3) If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

        (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

        (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

        (6) The period or periods within which, the price or prices at which, the Currency or Currencies in which, and the other terms and conditions upon which, such Debt Securities may be redeemed in whole or in part at the option of the Company, if the Company is to have that option.

        (7) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency or Currencies in which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.

        (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and VICE VERSA (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depository for such Debt Securities.

        (9) If other than U.S. dollars, the Currency or Currencies in which payments of the principal of (or premium, if any) or interest, if any, on such Debt Securities will be made or in which such Debt Securities will be denominated.

       (10) Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.

       (11) Whether the Company or a holder may elect payment of the principal of (or premium, if any) or interest, if any, on such Debt Securities in one or more Currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Debt Securities are denominated or stated to be payable and the Currency or Currencies in which such Debt Securities are to be so paid.

       (12) The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served.

       (13) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of Registered Securities and $5,000 in the case of Bearer Securities.

       (14) If other than the applicable Trustee, the identity of each Security Registrar and/or Paying Agent.

       (15) The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

       (16) The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the applicable Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

       (17) The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the applicable Indenture.

       (18) If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

       (19) Whether and under what circumstances the Company will pay Additional Amounts, as contemplated by Section 1004 of the applicable Indenture on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the applicable Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

       (20) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

       (21) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities (which Events of Default or covenants may not be consistent with the Events of Default or covenants set forth in the general provisions of the applicable Indenture).

       (22) The designation of the initial Exchange Rate Agent, if any.

       (23) Any other terms of such Debt Securities.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant to the Securities being offered.

    For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

    Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

    Each Indenture provides that the Debt Securities referred to on the cover page of this prospectus and additional unsecured debt securities of the Company unlimited as to aggregate principal amount may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company. (Section 301 of each Indenture) The applicable Debt Securities referred to on the cover page of this prospectus and any additional debt securities issued under an Indenture are herein collectively referred to, when a single Trustee is acting for all debt securities issued under such Indenture, as the "Indenture Securities". Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also "Resignation of Trustee" herein. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term "Indenture Securities", as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

    The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of the Senior Indenture do provide that neither the Company nor any Restricted Subsidiary (as defined below) will subject certain of its property or assets to any mortgage or other encumbrance unless the Indenture Securities issued thereunder are secured equally and ratably with or prior to such other indebtedness thereby secured. See "Senior Indenture Provisions -- Limitation on Liens" and "Senior Indenture Provisions -- Limitation on Sale and Lease-back Transactions" below. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    Under the Indentures, the Company has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued thereunder and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created), in an aggregate principal amount determined by the Company. (Section 301 of each Indenture)

    DENOMINATIONS, REGISTRATION AND TRANSFER

    Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 and integral multiples of $1,000 (in the case of Registered Securities) and in the denomination of $5,000 (in the case of Bearer Securities). The Indentures also provide that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities". Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201 of each Indenture)

    Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305 of each Indenture)

    Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange (i) at each office or agency required to be maintained by the Company for payment of such series, as described in "Payment and Paying Agents", and (ii) at each other office or agency that the Company may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of any tax or other governmental charge payable in connection therewith. (Section 305 of each Indenture)

    The Company will not be required to (i) issue, register the transfer of or exchange Debt Securities called for redemption during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;
(iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305 of each Indenture)

    PAYMENT AND PAYING AGENTS

    Unless otherwise provided in the prospectus supplement, the Place of Payment for a series issuable solely as Registered Securities will be The City of New York, and the Company will initially designate the office of the Senior Trustee and the corporate trust office of the Subordinated Trustee, respectively, for this purpose. Notwithstanding the foregoing, at the option of the Company, interest, if any, may be paid on Registered Securities by (i) check mailed to the address of the Person entitled thereto as such Person's address appears in the Security Register or (ii) wire transfer to an account located in the United States maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1001 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307 of each Indenture)

    If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, the Company will be required to maintain an office or agency (i) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable, and (ii) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, the Company will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002 of each Indenture) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001 of each Indenture) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of the Company's Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002 of each Indenture)

    The Company may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

    Unless otherwise provided in the prospectus supplement, all payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a Currency other than U.S. dollars will be made in U.S. dollars in the event that such Currency (i) is a currency, and it ceases to be used by both the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) is the ECU, and it ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) is any other currency unit (or composite currency) other than the ECU, and it ceases to be used for the purposes for which it was established (each of the events described in clauses (i) through (iii), a "Conversion Event"). (Section 312 of each Indenture)

    EVENTS OF DEFAULT

    Each Indenture provides, with respect to Debt Securities of a series outstanding thereunder, that the following will constitute Events of Default:
(i) default in the payment of any interest upon any Debt Security of that series, or of any coupon appertaining thereto, when the same becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its maturity; (iii) default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series; (iv) default in the performance, or breach, of any covenant or agreement of the Company in the applicable Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to the Company; (v) certain events of bankruptcy, insolvency or reorganization affecting the Company; and (vi) any other Event of Default provided with respect to Debt Securities of that series. (Section 501 of each Indenture) The Company is required to file with the applicable Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the applicable Indenture. (Section 1005 of each Indenture) Each Indenture provides that the applicable Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on any Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of such series to do so. (Section 601 of each Indenture)

    If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the applicable Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if any Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502 of each Indenture)

    Subject to the provisions of the applicable Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, that Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of the applicable holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of each Indenture and TIA Section 315) Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series. (Section 512 of each Indenture)

    The holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or any related coupons or
(ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513 of each Indenture)

    MERGER OR CONSOLIDATION

    Each Indenture provides that the Company may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless either (i) the Company is the continuing corporation or (ii) such corporation or Person assumes by supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Indenture Securities issued thereunder and the performance of every covenant thereunder and, in either case, immediately after the transaction no default shall exist. In addition, under the Senior Indenture, no such consolidation, merger or transfer may be made if as a result thereof any property or assets of the Company or a Restricted Subsidiary would become subject to any mortgage or other encumbrance, unless either (i) such mortgage or other encumbrance could be created pursuant to Section 1006 of such Indenture (see "Senior Indenture Provisions -- Limitation on Liens") without equally and ratably securing the Indenture Securities issued under such Indenture or (ii) such Indenture Securities are secured equally and ratably with or prior to the debt secured by such mortgage or other encumbrance. (Section 801 of each Indenture)

    MODIFICATION OR WAIVER

    Modification and amendment of an Indenture may be made by the Company and the Trustee thereunder with the consent of the holders of not less than a majority in principal amount of all Outstanding Indenture Securities issued thereunder that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security; (ii) reduce the principal amount of, or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any such Indenture Security; (iii) change any obligation of the Company to pay Additional Amounts in respect of any such Indenture Security; (iv) reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy; (v) adversely affect any right of repayment at the option of the holder of any such Indenture Security; (vi) change the place or Currency of payment of principal of, or any premium or interest on, any such Indenture Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor; (viii) reduce the percentage in principal amount of such Outstanding Indenture Securities (or of such Outstanding Indenture Securities of any series, as the case may be), the consent of whose holders is required to amend or waive compliance with certain provisions of such Indenture or to waive certain defaults thereunder; (ix) reduce the requirements for voting or quorum described below; or (x) modify any of the provisions relating to supplemental indentures requiring the consent of holders, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such Outstanding Indenture Securities required for such actions or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the holder of each Outstanding Indenture Security affected thereby. (Section 902 of each Indenture)

    In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each Outstanding Subordinated Security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof and no such modification or amendment may adversely affect the rights of any holder of Senior Indebtedness under Article Sixteen of such Indenture (described under the caption "Subordinated Indenture Provisions -- Subordination") without the consent of such holder of Senior Indebtedness. (Sections 902 and 907 of the Subordinated Indenture)

    The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive compliance by the Company with certain covenants in the applicable Indenture. (Section 1008 of the Senior Indenture and Section 1006 of the Subordinated Indenture)

    Modification and amendment of an Indenture may be made by the Company and the Trustee thereunder without the consent of any holder for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Indenture Securities issued thereunder and any related coupons or to surrender any right or power conferred upon the Company thereunder; (iii) to add Events of Default for the benefit of the holders of all or any series of Indenture Securities;
(iv) to add or change any provisions of such Indenture to facilitate the issuance of, or to liberalize certain terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons; (v) to change or eliminate any provisions of such Indenture, provided that any such change or elimination will become effective only when there are no such Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions; (vi) in the case of the Senior Securities, to secure the Indenture Securities under the Senior Indenture pursuant to the requirements of Section 801 or Section 1006 of the Senior Indenture, or otherwise; (vii) to establish the form or terms of Indenture Securities of any series and any related coupons;
(viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in such Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of a series issued thereunder or any related coupons in any material respect; or (x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities thereunder, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons of any other series of Indenture Securities in any material respect. (Section 901 of each Indenture)

    In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under either Indenture or whether a quorum is present at a meeting of holders of Indenture Securities thereunder, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of an Indenture Security denominated in a foreign Currency or Currencies will be the U.S. dollar equivalent, determined on the trade date for such Indenture Security, of the principal amount thereof (or, in the case of an Original Issue Discount Security or Indexed Security, the U.S. dollar equivalent on the trade date of such Indenture Security of the amount determined as provided in (i) above or (iii) below), (iii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to
Section 301 of such Indenture and (iv) Indenture Securities owned by the Company or any other obligor upon the Indenture Securities or any Affiliate of the Company or of such other obligor will be disregarded. (Section 101 of each Indenture)

    Each Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501 of each Indenture) A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the applicable Indenture. (Section 1502 of each

Indenture) Except for  any consent  that must  be given  by the  holder of  each
Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series, may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with that Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504 of each Indenture)

    Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture. (Section 1504 of each Indenture)

    SATISFACTION AND DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Company may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401 of each Indenture)

    Each Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within a series and any related coupons pursuant to Section 301 thereunder, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities and coupons (except for the obligations to pay Additional Amounts, if any; to register the transfer or exchange of such Debt Securities and coupons; to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and coupons; to maintain one or more offices or agencies in respect of such Debt Securities and coupons; and to hold moneys for payment in trust) ("defeasance") or (ii) to be released (a) in the case of any such Debt Securities that are Senior Securities, from its obligations under Sections 1006 and 1007 of such Indenture (being the restrictions described under "Senior Indenture Provisions
- -- Limitation on Liens" and "Senior Indenture Provisions -- Limitation on Sale and Leaseback Transactions") or (b) in the case of any such Debt Securities (whether they are Senior or Subordinated Securities), if so provided in the prospectus supplement, from its obligations with respect to any other covenant relating to such Debt Securities and, in the case of either (a) or (b) above, any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities and coupons ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee (or other qualifying trustee), in trust, of (1) an amount, in the Currency or Currencies in which such Debt Securities and coupons are then specified as payable at Stated Maturity, (2) Government Obligations (as defined below) applicable to such Debt Securities and coupons (with such applicability being determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount, or
(3) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities and related coupons to be defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture. (Article Fourteen of each Indenture)

    "Government Obligations" means securities which are (i) direct obligations of the United States or the government which issued the foreign Currency in which the Debt Securities of that series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or the government which issued such foreign Currency, as the case may be, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Such term also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by such custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of each Indenture)

    Unless otherwise provided in the prospectus supplement, if, after the Company has deposited funds, Government Obligations or both to effect defeasance or covenant defeasance with respect to Debt Securities of a series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security or (ii) a Conversion Event occurs, then the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable Market Exchange Rate. (Section 1405 of each Indenture) Unless otherwise provided in the prospectus supplement, all payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a foreign Currency with respect to which a Conversion Event occurs will be made in U.S. dollars. (Section 312 of each Indenture)

    In the event the Company effects covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "Events of Default" with respect to Sections 1006 and 1007 of the Senior Indenture (which Sections would no longer be applicable to such Debt Securities or any related coupons) or described in clause (iv) or (vi) under "Events of Default" with respect to any other covenant with respect to which there has been defeasance, the amount of Government Obligations and funds on deposit with the applicable Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, the Company would remain liable to make payment of such amounts due at the time of acceleration.

    If the Trustee or any Paying Agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under such Indenture and such Debt Securities and coupons shall be revived and reinstated as though no deposit had occurred pursuant to such Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with such Indenture; provided, however, that, if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or coupon following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debt Securities and coupons to receive such payment from the money held by such Trustee or Paying Agent.

    The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

    BOOK-ENTRY DEBT SECURITIES

    Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global
Security"). Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by the Company to the applicable Trustee and then by such Trustee to the depository.

    The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangements will be described in the prospectus supplement.

    So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

    If (i) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company, (ii) the Company determines, in its sole discretion, not to have any Debt Securities represented by one or more Global Securities, or
(iii) an Event  of Default under  the applicable Indenture  has occurred and  is
continuing,   then  the  Company  will   issue  individual  Debt  Securities  in
certificated form in exchange for beneficial interests in such Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

    The following is based on information furnished by DTC:

        DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate is issued with respect to each $150 million of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

        Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

        To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Payment of principal (and premium, if any) and interest on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

        The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

    None of the Company, any underwriter or agent, the applicable Trustee or any applicable Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

RESIGNATION OF TRUSTEE

    Each Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608 of each Indenture) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under one of the Indentures, each such Trustee will be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609 of each Indenture), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

SENIOR INDENTURE PROVISIONS

    LIMITATION ON LIENS

    The Company covenants in the Senior Indenture that it will not, nor will it permit any Restricted Subsidiary to, incur, assume or guarantee any debt (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as "mortgage" or "mortgages") upon any Important Property (as defined below) of the Company or any Restricted Subsidiary or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of such Indenture or thereafter acquired, without effectively securing the Indenture Securities issued under the Senior Indenture equally and ratably with or prior to such Debt. The foregoing restriction will not apply to: (i) mortgages on any property acquired, constructed or improved after the date of such Indenture which are created or assumed within 120 days after such acquisition, construction or improvement to secure or provide for the payment of the purchase price or cost thereof incurred after the date of such Indenture, or existing mortgages on property acquired after the date of such Indenture, provided that such mortgages do not apply to any Important Property theretofore owned by the Company or a Restricted Subsidiary other than theretofore unimproved real property; (ii) existing mortgages on any property acquired from a corporation merged with or into, or substantially all of the assets of which are acquired by, the Company or a Restricted Subsidiary; (iii) mortgages on property of any corporation existing at the time it becomes a Restricted Subsidiary; (iv) mortgages securing Debt owed by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (v) mortgages in favor of governmental bodies to secure advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure tax exempt pollution control revenue bonds; (vi) sales of receivables that are reflected as secured indebtedness; (vii) certain other liens not related to the borrowing of money; (viii) extensions, renewals or replacements of the foregoing; (ix) mortgages on margin stock owned by the Company and Restricted Subsidiaries to the extent such margin stock exceeds 25% of the fair market value of Important Property of the Company and the Restricted Subsidiaries plus certain stock and indebtedness of the Restricted Subsidiaries; and (x) mortgages on Important Property of, or any shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada. (Section 1006 of the Senior Indenture)

    The foregoing restrictions do not apply to the incurrence, assumption or guarantee by the Company or any Restricted Subsidiary of Debt secured by a mortgage that would otherwise be subject to such restrictions up to an aggregate amount which, together with all other Debt secured by mortgages (not including secured Debt permitted under the foregoing exceptions) and the Attributable Debt (generally defined as the discounted present value of net rental payments) associated with Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been or will be applied as set forth in clause (iii) or (iv) under "Limitation on Sale and Lease-back Transactions" below, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (i) above), does not exceed 5% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company. (Section 1006 of the Senior Indenture)

    The term "Restricted Subsidiary" is defined in the Senior Indenture to mean any subsidiary (i) engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the manufacture of products within the United States or Canada or in the sale of products principally to customers located in the United States or Canada except any corporation which is a retail dealer in which the Company has, directly or indirectly, an investment under an arrangement providing for the liquidation of such investment; or (ii) which the Company shall designate as a Restricted Subsidiary. (Section 1006 of the Senior Indenture)

    The term "Important Property" is defined in the Senior Indenture to include:
(i) any manufacturing plant, including its machinery and equipment, used by the Company or a Restricted Subsidiary primarily for the manufacture of products to be sold by the Company or such Restricted Subsidiary; (ii) the executive office and administrative building of the Company in Moline, Illinois; and (iii) research and development facilities; except, in each case, property the fair value of which as determined by the Board of Directors does not at the time exceed 1% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company. (Section 1006 of the Senior Indenture)

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

    The Company covenants in the Senior Indenture that it will not nor will it permit any Restricted Subsidiary to enter into any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Important Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by the Company or such Restricted Subsidiary to such Person unless the net proceeds are at least equal to the fair value (as determined by the Board of

Directors) of such property and either (i) the Company or such Restricted Subsidiary would be entitled to incur Debt secured by a mortgage on such Important Property without securing the Indenture Securities issued under the Senior Indenture under clause (i) of the first paragraph under "Limitation on Liens" above; (ii) the Attributable Debt associated therewith would be an amount permitted under the second paragraph under "Limitation on Liens" above; (iii) the Company applies an amount equal to the fair value of such Important Property to the retirement of Indenture Securities or certain long-term indebtedness of the Company or a Restricted Subsidiary, as the case may be; or (iv) the Company enters into a BONA FIDE commitment to expend for the acquisition or improvement of an Important Property an amount at least equal to the fair value of such Important Property. (Section 1007 of the Senior Indenture)

SUBORDINATED INDENTURE PROVISIONS

    SUBORDINATION

    Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Company to make payment of principal (and premium, if any) or interest, if any, on Subordinated Securities will not otherwise be affected. (Section 1604 of the Subordinated Indenture) In addition, no payment on account of principal (and premium, if any), sinking fund or interest, if any, may be made on the Subordinated Securities unless full payment of all amounts then due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any such payment by the Company is received by the Subordinated Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon such distribution of assets of the Company, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 1602 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture. (Section 1402 of the Subordinated Indenture)

    Senior Indebtedness is defined in the Subordinated Indenture as the principal of (and premium, if any) and unpaid interest on (i) indebtedness of the Company (including indebtedness of others guaranteed by the Company), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indenture Securities issued under the Subordinated Indenture and the 5 1/2% Convertible Subordinated Debentures due 2001), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Subordinated Securities and (ii) renewals, extensions, modifications and refundings of any such indebtedness. (Section 101 of the Subordinated Indenture)

    If this prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

THE TRUSTEES UNDER THE INDENTURES

    The Chase Manhattan Bank (National Association) and Chemical Bank are two of a number of banks with which the Company maintains ordinary banking relationships and from which the Company has obtained credit facilities and lines of credit. The Chase Manhattan Bank (National Association) and Chemical Bank each also serves as trustee under other indentures under which the Company is the obligor.

                          DESCRIPTION OF DEBT WARRANTS

    The Company may issue (either separately or together with other Offered Securities) Debt Warrants to purchase Underlying Debt Securities (the "Offered Debt Warrants"). Such Debt Warrants will be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the prospectus supplement. A copy of the form of Debt Warrant Agreement has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Debt Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Debt Warrant Agreement, including the definitions of certain terms.

GENERAL

    Reference is made to the prospectus supplement for the terms of the Offered Debt Warrants, including the following:

        (1) The title and aggregate number of such Debt Warrants.

        (2) The title, rank, aggregate principal amount and terms of the Underlying Debt Securities purchasable upon exercise of such Debt Warrants.

        (3) The principal amount of Underlying Debt Securities that may be purchased upon exercise of each such Debt Warrant, and the price, or the manner of determining the price, at which such principal amount may be purchased upon such exercise.

        (4) The time or times at which, or period or periods in which, such Debt Warrants may be exercised and the expiration date of such Debt Warrants.

        (5) The terms of any right of the Company to redeem such Debt Warrants.

        (6) Whether certificates evidencing such Debt Warrants ("Debt Warrant Certificates") will be issued in registered or bearer form, and, if registered, where they may be transferred and exchanged.

        (7) Whether such Debt Warrants are to be issued with any Debt Securities or any other Securities.

        (8) The date, if any, on and after which such Debt Warrants and such Debt Securities or other Securities will be separately transferable.

        (9) Any other terms of such Debt Warrants.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant thereto.

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Debt Warrant Certificates, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Debt Warrants may be exercised and exchanged, and Debt Warrants in registered form may be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement.

EXERCISE OF DEBT WARRANTS

    Each Offered Debt Warrant will entitle the holder thereof to purchase such amount of Underlying Debt Securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to such Offered Debt
Warrants. After the close of business on the applicable expiration date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised by payment to the Debt Warrant Agent of the applicable exercise price and by delivery to the Debt Warrant Agent of the related Debt Warrant Certificate, with the reverse side thereof properly completed. Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Debt Warrant Agent, within five business days thereafter, of the Debt Warrant Certificate or Certificates evidencing such Debt Warrants. Upon receipt of such payment and the properly completed Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement, the Company will, as soon as practicable, deliver the amount of Underlying Debt Securities purchased upon such exercise. If fewer than all of the Debt Warrants represented by any Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the unexercised Debt Warrants. The holder of a Debt Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Underlying Debt Securities purchased upon such exercise.

MODIFICATIONS

    The Debt Warrant Agreement and the terms of the Offered Debt Warrants may be modified or amended by the Company and the Debt Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Debt Warrants.

    The Company and the Debt Warrant Agent may also modify or amend the Debt Warrant Agreement and the terms of the Offered Debt Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Debt Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding Debt Warrants the consent of the holders of which is required for any such modification or amendment, or otherwise materially and adversely affects the rights of the holders of the Debt Warrants, may be made without the consent of each holder affected thereby.

NO RIGHTS AS HOLDERS OF UNDERLYING DEBT SECURITIES

    Holders of Debt Warrants are not entitled, by virtue of being such holders, to payments of principal of (or premium, if any) or interest, if any, on the related Underlying Debt Securities or to exercise any other rights whatsoever as holders of the Underlying Debt Securities.

                              PLAN OF DISTRIBUTION

    The Company may sell the Offered Securities to or through underwriters or dealers, and also may sell the Offered Securities directly to one or more other purchasers or through agents.

    The prospectus supplement sets forth the terms of the offering of the particular series of Offered Securities to which such prospectus supplement relates, including (i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such series of Offered Securities, (ii) the initial public offering or purchase price of such series of Offered Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Company and (vi) the securities exchanges, if any, on which such series of Offered Securities will be listed.

    Unless otherwise set forth in the prospectus supplement relating to a particular series of Offered Securities, the obligations of the underwriters to purchase such series of Offered Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Offered Securities will be obligated to purchase all of the Offered Securities of such series allocated to it if any such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Offered Securities may be offered and sold by the Company directly or through agents designated by the Company from time to time. Unless otherwise indicated in the applicable prospectus supplement, each such agent will be acting on a best efforts basis for the period of its appointment. Any agent participating in the distribution of Offered Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the Offered Securities so offered and sold. The Offered Securities also may be sold to dealers at the applicable price to the public set forth in the prospectus supplement relating to a particular series of Offered Securities who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

    Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the prospectus supplement relating to a particular series of Offered Securities, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Offered Securities of such series from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

                                 LEGAL OPINIONS

    The validity of the Securities will be passed upon for the Company by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 and for any underwriters, dealers or agents by Brown & Wood, One World Trade Center, New York, New York 10048.

                                    EXPERTS

    The financial statements and financial statement schedules incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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  NO  DEALER,  SALESMAN OR  ANY OTHER  PERSON  HAS BEEN  AUTHORIZED TO  GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON, UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF AND THEREOF.
THIS   PROSPECTUS  SUPPLEMENT   (INCLUDING  ANY  PRICING   SUPPLEMENT)  AND  THE
ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
             PROSPECTUS SUPPLEMENT
Description of Notes...........................        S-2
Important Currency Exchange Information........       S-19
Foreign Currency Risks.........................       S-19
United States Taxation.........................       S-21
Plan of Distribution...........................       S-27
                  PROSPECTUS
Available Information..........................          2
Incorporation of Certain Documents by
  Reference....................................          2
The Company....................................          3
Use of Proceeds................................          4
Description of Debt Securities.................          4
Description of Debt Warrants...................         19
Plan of Distribution...........................         20
Legal Opinions.................................         21
Experts........................................         21

                                       O

                               U.S. $500,000,000

                                DEERE & COMPANY

                               MEDIUM-TERM NOTES,
                                    SERIES C

                              -------------------

                             PROSPECTUS SUPPLEMENT
                              -------------------

                              MERRILL LYNCH & CO.

                              GOLDMAN, SACHS & CO.

                                 JUNE   , 1994

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
                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the registration fee.

S.E.C. registration fee...........................................  $  95,193
Printing and engraving............................................     75,000
Legal fees and expenses...........................................    100,000
Fees of accountants...............................................     35,000
Fees of trustee...................................................      8,000
Blue sky fees and expenses........................................     20,000
Rating agency fees................................................    150,000
Miscellaneous.....................................................      6,807
                                                                    ---------
    Total.........................................................  $ 490,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware authorizes the registrant to indemnify its directors and officers under specified circumstances. Article seventh of the restated certificate of incorporation of the registrant provides in effect that the registrant shall provide certain indemnification to such persons.

    The registrant has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by the registrant in a proportion based upon the relative benefits to, and relative fault of, the registrant and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of the registrant against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

    The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    Section 8 of the distribution agreement filed as exhibit 1 to this registration statement provides for indemnification of each agent and its controlling persons by the registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the registrant and groups of agents on past occasions.

ITEM 16.  LIST OF EXHIBITS.

    The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3 or form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

  EXHIBIT
- -----------
       1.1   Proposed form of distribution agreement
       1.2   Proposed form of terms agreement and underwriting agreement basic provisions for Debt Securities (Exhibit
             1.1 to registration statement on Form S-3 no. 33-54149*)
       2     Not applicable
       4.1   Proposed  form of senior indenture between the registrant and The Chase Manhattan National Bank (National
             Association)
       4.2   Proposed form of senior fixed rate medium-term note
       4.3   Proposed form of senior fixed rate indexed medium-term note
       4.4   Proposed form of senior floating rate medium-term note
       4.5   Proposed form of senior floating rate indexed medium-term note
       4.6   Proposed form of fixed  rate redeemable or  non-redeemable senior security  (Exhibit 4.2 to  registration statement on Form S-3 no. 33-54149*)
       4.7   Proposed form of subordinated indenture between the registrant and Chemical Bank
       4.8   Proposed form of subordinated fixed rate medium-term note
       4.9   Proposed form of subordinated floating rate medium-term note
       4.10  Proposed  form  of  fixed  rate  redeemable  or  non-redeemable  subordinated  security  (Exhibit  4.4 to registration statement on Form S-3 no. 33-54149*)
       4.11  Proposed form  of  debt warrant  agreement  (Exhibit  4.12 to  registration  statement on  Form  S-3  no.
             33-54149*)
       5     Opinion of Shearman & Sterling
       8     Opinion of Shearman & Sterling with respect to tax matters
      12     Deere  & Company and Consolidated  Subsidiaries computation of ratio of  earnings before fixed charges to fixed charges (Exhibit 12 to Form 10-Q for the quarter ended April 30, 1994*)
      15     Not applicable
      23.1   Consent of Deloitte & Touche
      23.2   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 5)
      23.3   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 8)
      24     Not applicable
      25.1   Statement of eligibility  of The Chase  Manhattan National  Bank (National Association)  under the  Trust
             Indenture Act of 1939 on Form T-1
      25.2   Statement of eligibility of Chemical Bank under the Trust Indenture Act of 1939 on Form T-1
      26     Not applicable
      27     Not applicable
      28     None
      99     None

- ---------
*Incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on June 16, 1994.

                                          DEERE & COMPANY

                                          By:        /s/ HANS W. BECHERER

                                             -----------------------------------
                                                      HANS W. BECHERER
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

    Each person signing below also hereby appoints Hans W. Becherer and David H. Stowe, Jr., and each of them singly, his or her lawful attorney-in-fact with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                       TITLE                               DATE
- --------------------------------------------  --------------------------------------------  ----------------------
               /s/ HANS W. BECHERER           Chairman, Director and Principal Executive
     ----------------------------------         Officer
              HANS W. BECHERER
                  /s/ JOHN R. BLOCK           Director
     ----------------------------------
               JOHN R. BLOCK
            /s/ REGINA E. HERZLINGER          Director
     ----------------------------------
            REGINA E. HERZLINGER
              /s/ SAMUEL C. JOHNSON           Director
     ----------------------------------
             SAMUEL C. JOHNSON
                /s/ ARTHUR L. KELLY           Director
     ----------------------------------                                                         June 16, 1994
              ARTHUR L. KELLY
                    /s/ P.E. LEROY            Senior Vice President, Principal Financial
     ----------------------------------         Officer and Principal Accounting Officer
                 P.E. LEROY
               /s/ A. SANTAMARINA V.          Director
     ----------------------------------
           AGUSTIN SANTAMARINA V.
             /s/ WILLIAM A. SCHREYER          Director
     ----------------------------------
            WILLIAM A. SCHREYER
                /s/ D. H. STOWE, JR.          Director
     ----------------------------------
              D. H. STOWE, JR.
                 /s/ JOHN R. WALTER           Director
     ----------------------------------
               JOHN R. WALTER

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              -------------------

                                    EXHIBITS
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                DEERE & COMPANY

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

  EXHIBIT                                                                                                      PAGE NO.
- -----------                                                                                                  -------------
       1.1   Proposed form of distribution agreement.......................................................
       1.2   Proposed  form  of  terms  agreement  and underwriting  agreement  basic  provisions  for Debt
             Securities (Exhibit 1.1 to registration statement on Form S-3 no. 33-54149*)
       2     Not applicable
       4.1   Proposed form of senior indenture between the registrant and The Chase Manhattan National Bank
             (National Association)........................................................................
       4.2   Proposed form of senior fixed rate medium-term note...........................................
       4.3   Proposed form of senior fixed rate indexed medium-term note...................................
       4.4   Proposed form of senior floating rate medium-term note........................................
       4.5   Proposed form of senior floating rate indexed medium-term note
       4.6   Proposed form  of fixed  rate redeemable  or non-redeemable  senior security  (Exhibit 4.2  to registration statement on Form S-3 no. 33-54149*).............................................
       4.7   Proposed form of subordinated indenture between the registrant and Chemical Bank
       4.8   Proposed form of subordinated fixed rate medium-term note
       4.9   Proposed form of subordinated floating rate medium-term note
       4.10  Proposed form of fixed rate redeemable or non-redeemable subordinated security (Exhibit 4.4 to registration statement on Form S-3 no. 33-54149*).............................................
       4.11  Proposed  form of debt warrant  agreement (Exhibit 4.12 to  registration statement on Form S-3
             no. 33-54149*)
       5     Opinion of Shearman & Sterling................................................................
       8     Opinion of Shearman & Sterling with respect to tax matters....................................
      12     Deere & Company and  Consolidated Subsidiaries computation of  ratio of earnings before  fixed charges to fixed charges (Exhibit 12 to Form 10-Q for the quarter ended April 30, 1994*)......
      15     Not applicable
      23.1   Consent of Deloitte & Touche
      23.2   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 5)
      23.3   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 8)
      24     Not applicable
      25.1   Statement of eligibility of The Chase Manhattan National Bank (National Association) under the
             Trust Indenture Act of 1939 on Form T-1.......................................................
      25.2   Statement of eligibility of Chemical Bank under the Trust Indenture Act of 1939 on Form T-1...
      26     Not applicable
      27     Not applicable
      28     None
      99     None

- ---------
*Incorporated by reference.